SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 26, 2015

AXIM BIOTECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 E 50th St 5th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 751-0001
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On August 26, 2015, the Board appointed Joe Grace to the Company’s Advisory Board.

Joe Grace.  For over 20 years, Mr. Grace has successfully grown health and wellness startups with highly efficient direct marketing strategies. As the Head of Online Marketing at WebMD, Mr. Grace is credited with growing this innovative health portal into the most trusted and successful source for online health information with over 25 million unique monthly visitors. His responsibilities also included working with sponsors (top pharma and medical device brands) to create ground breaking DTC marketing campaigns to reach health interested consumers across over 20 therapeutic conditions. His health and wellness marketing experience includes prescription drugs, medical devices, OTC drugs, skincare, weight loss and more. As the Head of Marketing at Medscape, Mr. Grace was responsible for growing this struggling physician portal into one of the top rated destination for physician education. Joe has also worked extensively with Private Equity and Venture Capital firms on broad range of health and wellness transactions. .

Mr. Grace holds a BS in Electrical Engineering and Computer Science from Cornell University. He also holds an MBA from the Johnson School of Management at Cornell University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: August 26, 2015	By:	/s/ Dr. George E. Anastassov
Name: Dr. George E. Anastassov
Chief Executive Officer